UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2020

Ameri Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4080 McGinnis Ferry Road, Suite 1306 Alpharetta, Georgia	30005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 935-4152

5000 Research Court, Suite 750, Suwanee, Georgia, 30024
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.01 par value per share	AMRH	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock	AMRHW	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2020, Ameri Holdings, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”) providing for the issuance of (i) 373,766 shares (the “Shares”) of the Company’s common stock, par value $0.01 (the “Common Stock”); (ii) pre-funded warrants to purchase up to an aggregate of 150,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an exercise price of $0.01 per share, subject to customary adjustments thereunder (the “Pre-Funded Warrants”); and (iii) warrants, with a term of five (5) years, to purchase an aggregate of up to 340,448 shares of Common Stock (the “Unregistered Warrant Shares”) at an exercise price of $1.828 per share, subject to customary adjustments thereunder (the “Unregistered Warrants”). Pursuant to the Purchase Agreement, the Investor is purchasing the Securities for an aggregate purchase price of $1,000,000.

Pursuant to the Purchase Agreement, the Shares and Pre-Funded Warrants will be issued to the Investors in a registered direct offering (the “Registered Offering”) and registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus supplement to the Company’s currently effective registration statement on Form S-3 (File No. 333-233260).

Pursuant to the Purchase Agreement, the Company will also issue to the Investors in a concurrent private placement pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder (the “Private Placement”, and together with the Registered Offering, the “Offering”), the Unregistered Warrants and the Unregistered Warrant Shares.

Subject to the Company’s prior receipt of shareholder approval under Nasdaq’s corporate governance rules, the Investor shall have the right at any time prior to the exercise in whole or in part of the Unregistered Warrant (as to the portion not exercised) to require the Company to repurchase the unexercised portion of the Unregistered Warrant for the sum of $0.60 per Warrant Share, payable in cash or shares of common stock, at the company’s discretion (the “Put Right”).

The Company expects the Offering to close on or about August 4, 2020, subject to the satisfaction of customary closing conditions in the Purchase Agreement. The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties thereto.

The foregoing summary of the Pre-Funded Warrants, the Unregistered Warrants and the Purchase Agreement do not purport to be complete and are subject to, and are qualified in their entirety to Exhibits 4.1, 4.2 and 10.1 of this Current Report on Form 8-K, which exhibits are incorporated herein by reference.

The Company is filing the opinion of its counsel, Sheppard, Mullin, Richter & Hampton LLP, relating to the legality of the issuance and sale of the Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares, as Exhibit 5.1 hereto and is incorporated by reference.

Pursuant to an engagement agreement, the Company engaged Palladium Capital Group, LLC (the “Financial Advisor”) to act as the Company’s exclusive financial advisor in connection with the Registered Offering. The Company has agreed to pay the financial advisor a cash fee equal to 8.0% of the aggregate gross proceeds raised in the Offering and a $10,000 expense allowance.

The Company will also issue to the financial advisor, or its designees, warrants (the “Advisor’s Warrants”) to purchase up to 36,664 shares of Common Stock, which represents 7.0% of the Shares sold in the Registered Offering. The Advisor’s Warrants have an exercise price of $2.01 per share, which represents 110% of the per share offering price of the Shares. The Advisor’s Warrants and the shares of Common Stock underlying the Advisor’s Warrants have not been registered under the Securities Act and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant

4.2	Form of Warrant

5.1	Opinion of Sheppard, Mullin, Richter & Hampton, LLP

10.1	Form of Securities Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 3, 2020	AMERI HOLDINGS, INC.

	By:	/s/ Barry Kostiner
	Name:	Barry Kostiner
	Title:	Chief Financial Officer